      As filed with the Securities and Exchange Commission on July 31, 1998
                                                            Registration No. ___
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
               (Exact name of issuer as specified in its charter)

           Colorado                                              84-1307044
(State or other Jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

              3801 East Florida Avenue, Suite 508, Denver, CO 80210 (Address of Principal Executive Offices and Zip Code)

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                         1995 EMPLOYEE STOCK OPTION PLAN
                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                1995 STOCK OPTION PLAN FOR MANAGED DENTAL CENTERS
                             (Full titles of plans)

                              Frederic W. J. Birner
                Chairman of the Board and Chief Executive Officer
                     Birner Dental Management Services, Inc.
                       3801 East Florida Avenue, Suite 508
                             Denver, Colorado 80210
                     (Name and address of agent for service)

                                 (303) 691-0680
          (Telephone number, including area code, of agent for service)

                           Copy to: Holland & Hart LLP
                          Attn: Dennis M. Jackson, Esq.
                       555 Seventeenth Street, Suite 3200
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                Proposed               Proposed
Title of Securities to   Amount to be           maximum offering       maximum aggregate         Amount of
be registered            registered (1)         price per share        offering price            registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock             1,558,900              $5.78125 (2)           $9,012,390                $2,658.66
(no par value)
-------------------------------------------------------------------------------------------------------------------


 (1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
 (2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices for the Registrant's common stock as reported on the Nasdaq National Market on July 27, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         This registration statement relates to the registration of 1,558,900 shares of Common Stock, no par value, of Birner Dental Management Services, Inc. (the "Company"), of which 917,000 shares are issuable pursuant to options granted pursuant to the Birner Dental Management Services, Inc. 1995 Employee Stock Option Plan (the "Employee Plan") and 641,900 shares are issuable pursuant to options granted pursuant to the Birner Dental Management Services, Inc. 1995 Stock Option Plan for Managed Dental Centers (the "Dental Center Plan"). The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the Employee Plan and the Dental Center Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute prospectuses (the "Prospectuses") that meet the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference in this registration statement:

         (1) The Company's Annual Report on Form 10-K, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the year ended December 31, 1997.

         (2) The Company's Quarterly Report on Form 10-Q, filed pursuant to
         Section 13 or 15(d) of the Exchange Act for the quarter ended March 31, 1998.

         (3) All other reports, if any, filed by the Company pursuant to
         Section 13 or 15(d) of the Exchange Act since December 31, 1997.

         (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (SEC File No. 333-36391) filed with the Commission on September 25, 1997, as amended.

         All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectuses, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectuses and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by Colorado law, the Company's directors shall not be personally liable for monetary damages for breach of fiduciary duty to the Company and its shareholders. This provision in the Amended and Restated Articles of Incorporation does not eliminate or limit the liability of a director to the Company or to its shareholders for monetary damages otherwise existing for: (i) any breach of the director's duty of loyalty to the Company or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in
Section 7-108-403 of the Colorado Business Corporation Act relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

         In addition, the Company's Amended and Restated Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and


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

agents to the fullest extent permitted by Colorado law. In addition, the Company must advance or reimburse directors and executive officers for expenses incurred by them in connection with certain claims. The Company is also empowered under its Amended and Restated Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnification agreements with each of its directors and executive officers.

         There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.               Description.

4.1 Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Commission on September 25, 1997.

4.2 Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Commission on September 25, 1997.

4.3 Birner Dental Management Services, Inc. 1995 Employee Stock Option Plan, including forms of Incentive Stock Option Agreement and Non-statutory Stock Option Agreement under the Employee Plan, incorporated herein by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Commission on September 25, 1997.

4.4 Birner Dental Management Services, Inc. 1995 Stock Option Plan for Managed Dental Centers, including form of Non-statutory Stock Option Agreement under the Dental Center Plan, incorporated herein by reference to Exhibit 10.24 to the Company's Registration Statement on Form S-1 (SEC File No.333-36391), as filed with the Commission on September 25, 1997.

5.1                       Opinion of Holland & Hart LLP, counsel for the
                          Company.

23.1                      Consent of Arthur Andersen LLP, Independent Public
                          Accountants.

23.2 Consent of Holland & Hart LLP (contained in their opinion filed as Exhibit 5.1).

24.1                      Power of Attorney.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,


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

                  individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 30, 1998.

                                         BIRNER DENTAL MANAGEMENT SERVICES, INC.



                                         By:  /s/ Frederic W.J. Birner
                                              ------------------------
                                              Frederic W.J. Birner, Chairman and
                                              Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date                    Name and Title
----                    -------------------------------
July 30, 1998           Frederic W.J. Birner,                          )
                        Director, Chairman of the Board,               )
                        Chief Executive Officer                        )
                                                                       )
July 30, 1998           Mark A. Birner,                                )
                        Director, President,                           )
                                                                       )
July 30, 1998           Dennis N. Genty,                               )
                        Director, Chief Financial Officer, Treasurer   )   By:      /s/ Frederic W.J. Birner
                        and Secretary (Principal Financial Officer     )            ----------------------------
                        and Principal Accounting Officer)              )            Frederic W.J. Birner, in the
                                                                       )            capacity indicated and as
                                                                       )            Attorney-In-Fact for the
July 30, 1998           James M. Ciccarelli,                           )            named Officers and named
                        Director                                       )            Directors, who constitute all
                                                                       )            of the Directors of the
July 30, 1998           Steven M. Bathgate,                            )            Company.
                        Director                                       )
                                                                       )


                                 EXHIBITS INDEX

Exhibit No.               Description.
-----------               ------------
4.1                       Amended and Restated Articles of Incorporation,
                          incorporated by reference to Exhibit 3.1 to the
                          Company's Registration Statement on Form S-1 (SEC File
                          No. 333-36391), as filed with the Commission on
                          September 25, 1997.

4.2 Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Commission on September 25, 1997.

4.3                       Birner Dental Management Services, Inc. 1995 Employee
                          Stock Option Plan, including forms of Incentive Stock
                          Option Agreement and Non-statutory Stock Option
                          Agreement under the Employee Plan, incorporated herein by reference to Exhibit 10.23 to the Company's
                          Registration Statement on Form S-1 (SEC File No.
                          333-36391), as filed with the Commission on September
                          25, 1997.

4.4                       Birner Dental Management Services, Inc. 1995 Stock
                          Option Plan for Managed Dental Centers, including form of Non-statutory Stock Option Agreement under the
                          Dental Center Plan, incorporated herein by reference to Exhibit 10.24 to the Company's Registration
                          Statement on Form S-1 (SEC File No. 333-36391), as filed with the Commission on September 25, 1997.

5.1                       Opinion of Holland & Hart LLP, counsel for the
                          Company.

23.1                      Consent of Arthur Andersen LLP, Independent Public
                          Accountants.

23.2 Consent of Holland & Hart LLP (contained in their opinion filed as Exhibit 5.1).

24.1                      Power of Attorney.

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